Exhibit 99.1

PENN Entertainment Appoints Three New Independent Directors to Board

Adds Heather Ace, Jeffrey Fox and Fabio Schiavolin, Bringing Decades of Experience in Global Gaming,
Technology, Digital Infrastructure, Finance and Human Resources

Enters into Cooperation Agreement with HG Vora

WYOMISSING, Pa., February 23, 2026 — PENN Entertainment, Inc. (Nasdaq: PENN) (“PENN” or the “Company”) today announced the appointment of three new independent directors, Heather Ace, Jeffrey Fox and Fabio Schiavolin, to its Board of Directors (the “Board”), effective immediately. In connection with these appointments, the Company has entered into a cooperation agreement with HG Vora Capital Management, LLC and certain of its affiliates (collectively, “HG Vora”).

David Handler, Chair of PENN’s Board, said, “On behalf of the Board, we are pleased to welcome Heather, Jeff and Fabio, highly accomplished individuals who each bring deeply relevant experience.”

The cooperation agreement between PENN and HG Vora, which will be filed with the Securities and Exchange Commission (the “SEC”) on a Form 8-K, includes customary voting, standstill and other provisions that will remain in effect through the 2027 Annual Meeting of Shareholders.

About Heather Ace

Heather Ace serves as Executive Vice President and Chief Human Resources Officer of Qualcomm Incorporated. Previously, she was the Chief Human Resources Officer at Dexcom and, prior to Dexcom, served as the Executive Vice President of global HR at Orexigen Therapeutics, the Business Integration Leader for Royal Philips’ HealthTech acquisition of Volcano Corporation, the Executive Vice President of global HR at Volcano Corporation and held various HR executive roles at Life Technologies. Ms. Ace also was a partner at Gray Cary Ware & Freidenrich (now DLA Piper), where she practiced litigation and employment law, specializing in mergers and acquisitions. She holds a bachelor’s degree in Law & Society from the University of California, Santa Barbara and a J.D. from Santa Clara School of Law.

About Jeffrey Fox

Jeffrey Fox is the CEO and Founder of Circumference Group, overseeing the firm’s management and business strategy. He most recently served as President and Chief Executive Officer of Endurance International Group Holdings, Inc. Prior to joining Endurance, Mr. Fox served as President and CEO of Convergys Corporation and, before Convergys, held multiple positions at Alltel Corporation. Mr. Fox began his career in investment banking at Merrill Lynch and Stephens Inc. He holds a B.A. in Economics from Duke University.

About Fabio Schiavolin

Fabio Schiavolin is the former CEO of Snaitech S.p.A., the largest public company in Italy dedicated to the gaming and entertainment sector. As CEO of Snaitech, he participated in the company’s merger with Playtech plc, an international company focused on gaming technology with operations in more than 17 countries. Prior to his position at Snaitech, Mr. Schiavolin created Cogetech, a key player in the Italian gaming machine market, which merged with Snai in 2015 to form Snaitech. Mr. Schiavolin started his career at Cirsa, a Spanish multinational casino and gambling machine operator. He received his master’s degree in business administration from Università di Bologna.

About PENN Entertainment, Inc.

PENN Entertainment, Inc., together with its subsidiaries, operates in 28 jurisdictions throughout North America, with a broadly diversified portfolio of casinos, racetracks, and online sports betting and iCasino offerings. PENN’s focus is on organic cross-sell opportunities, reinforced by its market-leading retail casinos, sports media assets and technology, including a proprietary state-of-the-art, fully integrated digital sports betting and iCasino platform, and an in-house iCasino content studio. The Company’s portfolio is further bolstered by its industry-leading PENN Play™ customer loyalty program, offering its over 33 million members a unique set of rewards and experiences.

Forward-Looking Statements

This press release contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements can be identified by the use of forward-looking terminology such as “expects,” “believes,” “estimates,” “projects,” “intends,” “plans,” “goal,” “seeks,” “may,” “will,” “should,” “look forward to,” or “anticipates” or the negative or other variations of these or similar words, or by discussions of future events, strategies or risks and uncertainties. These statements are based upon management's current expectations, assumptions and estimates and are not guarantees of timing, future results, or performance. Therefore, you should not rely on any of these forward-looking statements as predictions of future events. Actual results may differ materially from those contemplated in these statements due to a variety of risks, uncertainties and other factors, including those factors described in PENN’s filings with the SEC, including PENN’s current reports on Form 8-K, quarterly reports on Form 10-Q and its annual report on Form 10-K for the year ended December 31, 2024. Forward-looking statements speak only as of the date they are made and, except for PENN’s ongoing obligations under the U.S. federal securities laws, PENN undertakes no obligation to publicly update any forward-looking statements whether as a result of new information, future events or otherwise.

Contact:

Eric Schippers
Senior Vice President, Public Affairs
PENN Entertainment
610-373-2400